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                  NUKO Information Systems, Inc. and Subsidiary

             INTERIM CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR FOUR MONTHS ENDED APPRIL 30, 1996

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                                                               Quarter        Four Months
                                                               Ended          Ended
                                               April 30,       March 31,      April 30,
                                               1996            1996           1996
                                               ------------    ------------   ------------
                                               (Unaudited)     (Unaudited)    (Unaudited)
Net Sales
        Product sales                          $   898,000     $  181,800     $1,079,800
        Rental income                              140,000        152,613        292,613
        Software Licensing                          16,000        125,000        141,000
        Software Maintenance                        15,000         15,000         30,000
                                               ------------    ------------   ------------
                Total Net Sales                  1,069,000        474,413      1,543,413

Cost of goods sold                                 244,850        142,321        387,171
Research and development                           549,114      2,188,047      2,737,161
Selling, general and administrative expenses       456,472      1,305,480      1,761,952
                                               ------------    ------------   ------------
                                                 1,250,436      3,635,848      4,886,284

Loss from operations                              (181,436)    (3,161,435)    (3,342,871)
Other income (expense), net                         43,029         96,860        139,889
                                               ------------    ------------   ------------
Loss before income taxes                          (138,407)    (3,064,575)    (3,202,982)

Provision for income taxes                            (200)          (200)          (400)
                                               ------------    ------------   ------------
Net loss for period                               (138,607)    (3,064,775)    (3,203,382)
                                               ------------    ------------   ------------
                                               ------------    ------------   ------------
Net loss per share                                  ($0.02)        ($0.37)        ($0.39)
                                               ------------    ------------   ------------
                                               ------------    ------------   ------------
Average number of shares and equivalents         8,180,602      8,180,602      8,180,602
                                               ------------    ------------   ------------
                                               ------------    ------------   ------------
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